Exhibit 32
      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Potash Corporation of Saskatchewan Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:
      This Amendment No. 1 to the annual report on Form 10-K for the year ended December 31, 2004 (the “Form 10-K/A”), of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in this Amendment No. 1 fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: April 22, 2005

/s/ William J. Doyle

William J. Doyle
President and Chief Executive Officer
Dated: April 22, 2005

/s/ Wayne R. Brownlee

Wayne R. Brownlee
Senior Vice President, Treasurer, and Chief Financial Officer
      The foregoing certification is being furnished as an exhibit to the Form 10-K/A pursuant to Item 601(6)(32) of Regulation S-K, section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-K/A.